UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BofI HOLDING, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
 Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

September 4, 2015
Dear Stockholders:
On behalf of the Board of Directors and management of BofI Holding, Inc. (the “Company”), you are cordially invited to attend the 2015 Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, October 22, 2015 at 2:00 PM, Pacific Time, at our corporate headquarters located at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122. Directions to the Annual Meeting location are provided at the end of this Proxy Statement.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters to be acted on at the meeting. An important part of the Annual Meeting is the stockholder vote on corporate business items.
Your participation in Company activities is important and we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Gregory Garrabrants President and Chief Executive Officer

BofI HOLDING, INC.
4350 La Jolla Village Dr., Suite 140
San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 22, 2015
NOTICE TO THE STOCKHOLDERS OF BOFI HOLDING, INC.
Notice is hereby given that the 2015 Annual Meeting of Stockholders of BofI Holding, Inc. will be held at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, on Thursday, October 22, 2015 at 2:00 PM, Pacific Time, for the following purposes:

Item 1.	To elect three Class II directors, each to hold office for a three-year term and until a successor is elected and qualified;

Item 2.
To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock available for issuance from 50,000,000 shares to 150,000,000 shares to accommodate a proposed 4-for-1 forward stock split;

Item 3.	To ratify the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2016; and

Item 4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on August 25, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
We will mail a notice of internet availability of proxy materials – Notice of Annual Meeting of Stockholders – on or before September 9, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Notice of Internet Availability of Proxy Materials, Notice of Meeting,
Proxy Statement and Annual Report will be available free of charge at
www.envisionreports.com/BOFI as of September 9, 2015.

By order of the Board of Directors,

September 4, 2015	Gregory Garrabrants
President and Chief Executive Officer

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. RETURNING THE ENCLOSED PROXY WILL ENSURE THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
ITEM 1. ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	7
COMMITTEES OF THE BOARD OF DIRECTORS	9
PRINCIPAL HOLDERS OF COMMON STOCK	11
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	12
COMPENSATION OF NON-EMPLOYEE DIRECTORS	13
EXECUTIVE COMPENSATION	16
REPORT OF THE COMPENSATION COMMITTEE	31
RELATED TRANSACTIONS AND OTHER MATTERS	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32
COMPANY STOCK PERFORMANCE	33
ITEM 2: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE	34
ITEM 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
REPORT OF THE AUDIT COMMITTEE	37
ANNUAL REPORT TO STOCKHOLDERS	38
STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	38
OTHER MATTERS	38
APPENDIX A	A-1

BofI HOLDING, INC.
4350 La Jolla Village Dr., Suite 140
San Diego, CA 92122

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:00 PM Pacific Time, October 22, 2015

INTRODUCTION
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of BofI Holding, Inc., a Delaware corporation (the “Board of Directors” or the “Board” and the “Company”, respectively), for use at the 2015 Annual Meeting of Stockholders, which will be held on Thursday, October 22, 2015, at 2:00 PM, Pacific Time, at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, and at any adjournment or postponement thereof (the “Annual Meeting”). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material that may be furnished to stockholders. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 9, 2015.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.
Who is entitled to vote?

If you were a holder of BofI Holding, Inc. common stock at the close of business on August 25, 2015, the “record date,” either as a stockholder of record or as the beneficial owner of shares held in street name, you may vote at the 2015 Annual Meeting, either in person or by proxy. As of the record date, we had 15,640,851 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.

What does it mean to be a stockholder of record or beneficial holder?
Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record and you may vote in person at the Annual Meeting, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by completing your proxy card, by telephone, or through the internet, to ensure your vote is counted.
Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred herein as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice.

What is the effect of Broker non-votes?
Under the rules that govern brokers, your broker or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

•	By Internet at www.envisionreports.com/BOFI;

•	By telephone from the USA, US territories and Canada any time on a touch tone telephone call toll free 800-652-8683; or

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
Yes. If you are a stockholder of record, you may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Please note that if you are a beneficial holder and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker that holds your shares.
How can I revoke my proxy?
If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•
Sending a written notice to revoke your proxy to the Secretary of the Company at 4350 La Jolla Village Dr., Suite 140, San Diego, CA 92122. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.

•
Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.

•	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.
If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.
How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:

•	FOR the election of the directors nominated by the Board – Item 1;

•	FOR the approval of increase in number of authorized shares of common stock to accommodate a proposed 4-for-1 forward stock split – Item 2;

•	FOR the ratification of the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2016 – Item 3;
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Proxies marked as abstentions, withheld votes and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, such shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Only the ratification of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.
Election of Directors. Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the three nominees who receive the highest number of votes cast will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the results of the election of directors.
Approval of Increase in Number of Authorized Shares of Common Stock. The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the proposed amendment to the Company’s Certificate of Incorporation to increase the authorized shares available for issuance. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.
Non-Binding Vote for the Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the non-binding ratification of the selection of BDO USA, LLP. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the results of these proposals.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote on any matter presented for stockholder approval, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.
Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees – 2015
The Company’s Board is divided into three classes designated as Class I, Class II and Class III (see Corporate Governance, Board of Directors Composition and Independence). There are currently three Class II directors whose term expires at the 2015 Annual Meeting. The Board of Directors has nominated the three Class II directors named below for election to the Board to hold office for a three-year term expiring at the 2018 Annual Meeting or until a successor is elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors.
Vote Required and Recommendation of the Board of Directors
If a quorum is present and voting, the three Class II nominees receiving the highest number of votes will be elected to the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS II NOMINEES NAMED BELOW.

Class II Director Nominees with term expiring in 2015 – if re-elected, terms will expire in 2018
Gregory Garrabrants. Mr. Garrabrants, age 43, has served as President and Chief Executive Officer since October 2007 and as a member of the Board of Directors since March 2008. Mr. Garrabrants is a member of the Credit Committee, the ALCO Committee, and the Operations and Technology Committee of the Board of Directors of the Bank.
Mr. Garrabrants brings to the Board more than 18 years of experience in financial services, including service as our CEO since 2007. Mr. Garrabrants also possesses particular strengths with respect to leadership and management skills. Prior to joining BofI Federal Bank, Mr.  Garrabrants was a senior vice president and the head of corporate business development at the nation’s seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances. Before his senior executive roles at banking institutions, Mr. Garrabrants served the financial services industry as an investment banker, management consultant and attorney for over 15 years. He was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management, and enhancement of shareholder value. Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company. At McKinsey, Mr. Garrabrants led teams that worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring. Prior to McKinsey, Mr. Garrabrants worked as a summer associate at Skadden, Arps, Slate, Meagher & Flom, Munger, Tolles & Olson, and Morrison & Foerster focusing on corporate and securities law and clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California. Prior to graduate school, he began his career at Deloitte Consulting in the financial advisory services and litigation support practices. Mr. Garrabrants earned his Juris Doctorate, magna cum laude, from the Northwestern University School of Law and his Masters of Business Administration, with the highest distinctions, from the Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the University of Southern California where he graduated with high honors. He is a Chartered Financial Analyst and member of the California Bar.
Paul J. Grinberg. Mr. Grinberg, age 54, has served as a member of the Board of Directors since April 2004 and serves as Chairman of the Compensation Committee of the Board of the Directors of the Company, Chairman of the Audit Committee of the Board of Directors of the Company and the Bank and is a member of the Nominating Committee of the Board of Directors of the Company.
Mr. Grinberg brings to the Board extensive accounting and financial reporting expertise in the financial services industry. Mr. Grinberg has been an executive with Encore Capital Group (Nasdaq: ECPG), an international specialty finance company with operations in eight countries, since September 2004, currently serving as Group Executive, International and Corporate Development, overseeing Encore’s European and Latin American operations along with corporate development responsibilities, and formerly serving as Executive Vice President and Chief Financial Officer. Prior to joining Encore, Mr. Grinberg served as President of Brio Consulting Group, a company he founded that provided financial strategy and consulting services to private equity and venture-backed companies. Before that, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies, and as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. Mr. Grinberg began his career at Deloitte & Touche LLP, ultimately becoming a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg earned a MBA (graduating Beta Gamma Sigma) from Columbia University and a bachelor’s degree in accounting (graduating magna cum laude) from Yeshiva University.
Uzair Dada. Mr. Dada, age 47, has served as a member of the Board of Directors since January 2015 and serves on the Operations and Technology Committee of the Board of Directors of the Bank.
Mr. Dada brings to the Board a strong business and financial background focused on technology and marketing. He is the Founder and CEO of Iron Horse Interactive (IHI), an award-winning marketing technology and services company serving an array of Fortune 500 companies. Under Mr. Dada’s leadership, IHI has introduced a suite of proprietary demand generation solutions and technologies that are widely recognized for their innovation. Mr. Dada led the IHI team to develop atEvent – a first-of-its-kind mobile event solution with full integration – into one of the most widely used marketing automation and CRM platforms. Mr. Dada is a graduate of UC Berkeley and the Kellogg School of Business at Northwestern University.

Class I Directors – Terms to expire in 2017

Theodore C. Allrich. Mr. Allrich, age 69, has served as Chairman of the Board of Directors since October 2009 and served as Vice Chairman of the Board of Directors from 1999 to 2009. Mr. Allrich also serves on the Compensation Committee and Nominating Committee of the Board of Directors of the Company and as Chairman of the Asset and Liability Committee of the Board of Directors of the Bank (“ALCO Committee”).
Mr. Allrich brings to the Board his extensive knowledge of the financial services industry as the founder of The Online Investor (http://www.theonlineinvestor.com), a financial educational website based on his book of the same name. He served as an investment advisor with his own firm, Allrich Investment Management, from June 1991 to June 2003. Prior to starting his own firm, Mr. Allrich spent 20 years with various Wall Street brokerage firms, where he was involved with investment banking, fixed income sales and management, specializing in mortgage-backed securities, institutional equity sales and trading. His last position with a brokerage firm was in 1990 as the regional manager for high grade fixed income investments with Drexel Burnham Lambert in San Francisco. Mr. Allrich holds a Bachelor of Arts degree from the University of California at Davis and a Master of Business Administration degree in Finance from Stanford University.
John Gary Burke. Mr. Burke, age 70, has served as a member of the Board of Directors since October 2005 and is a member of the Compensation Committee of the Board of Directors of the Company and the Chairman of the Internal Assets Review Committee of the Board of Directors of the Bank (“IAR Committee”). Mr. Burke brings extensive leadership and business management skills as President and sole stockholder of Truck World, Inc., a wholesale and retail petroleum marketing company, based in the Youngstown, Ohio area. Truck World, Inc. is a retail jobber for Shell Oil and Marathon Ashland Petroleum. Since founding the company in 1972, Mr. Burke has built, developed, opened and operated convenience stores and truck stops. Additionally, in 1980, Mr. Burke acquired and operated four pipeline terminals on the Buckeye Pipeline System and became involved with various aspects of distribution, including scheduling, trading and hedging. Mr. Burke served as a director of the Ohio Petroleum Marketing Association for nine years during this time. Mr. Burke is also President and sole stockholder of J. Gary Burke Corporation, a real estate holding company that owns and manages properties in various states. Most recently, J. Gary Burke Corporation processed the entitlements and developed the site improvements for a 40-acre industrial park in Otay Mesa, California. Before serving in the United States Navy as a Naval Aviator from 1968 to 1971, Mr. Burke earned his BSME degree from the University of Miami, Florida.
Nicholas A. Mosich. Mr. Mosich, age 60, has served as Vice Chairman of the Board of Directors since October 2010 and as a member of the Board of Directors since May 2009. Mr. Mosich also serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank, as a member of the ALCO, the Credit, and the Operations and Technology Committees of the Board of Directors of the Bank.
Mr. Mosich brings to the Board extensive knowledge of the real estate development and investment banking industries acquired through his career as a Managing Member of Ion Capital Partners, LLC/Arroyo Vista Partners, LLC, both discretionary investment funds that acquire land for residential development projects in California. Mr. Mosich also bring 27 years of capital markets and business management experience, most recently as an Executive Vice President and Board Member of the The Seidler Companies Incorporated, a NYSE member firm (“Seidler”). While at Seidler, Mr. Mosich was responsible for overseeing its Private Client Service operations and Investment Banking Operations. He was a Managing Director of Seidler’s Community Bank Group, active in mergers and acquisitions, raising public and private capital for emerging growth banks including an active role as a co-manager of the BOFI initial public offering. In January of 2001, he merged his predecessor firm, Hagerty Stewart & Associates, Inc., into Seidler. Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa. At McGoodwin, he was active in funding later stage venture companies and making private investments in public companies. Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a Masters of Business Administration degree from Stanford University.

Class III Directors – Terms to expire in 2016
James S. Argalas. Mr. Argalas age 44, has served as a member of the Board of Directors since August 2011 and serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank and as a member of the IAR Committee.
Mr. Argalas brings to the Board extensive experience in the financial and investment sectors. He founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value. Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific. Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and an Associate at Goldman Sachs. Mr. Argalas has a Master of Business Administration degree from Kellogg Graduate School of Management (Northwestern University) with majors in Finance, Entrepreneurship and International Business; in addition, Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.
James J. Court. Mr. Court, age 53, has served as a member of the Board of Directors since April 2011 and serves as Chairman of the Operations and Technology Committee and as a member of the IAR Committee of the Board of Directors of the Bank.
Mr. Court brings to the Board an extensive knowledge of the financial services and information technology industries. Mr. Court’s prior experience, qualifications and attributes include his current position as Chairman and President of First American’s Property & Casualty Insurance Group (‘‘First American’’).  Mr. Court joined First American in 1999 and has previously served in senior management roles including Chief Operating Officer and Chief Information Officer; his responsibilities at First American include overseeing all three Property & Casualty operating units. Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc. Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors. Mr. Court holds a Master of Business Administration degree from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.
Edward J. Ratinoff. Mr. Ratinoff, age 50, has served as a member of the Board of Directors since April 2010 and serves as Chairman of the Credit Committee of the Board of Directors of the Bank and as a member of the Nominating Committee of the Board of Directors of the Company.
Mr. Ratinoff brings to the Board extensive experience in the real estate investment and real estate development industries. Mr. Ratinoff served as Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments. Mr. Ratinoff oversaw the investment program for two fund vehicles totaling approximately $400 million in equity, directed acquisition teams in Los Angeles and New York, and was a member of the firm’s investment committee. Prior to joining Phoenix Realty Group, Mr. Ratinoff held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western US for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust. Mr. Ratinoff was also responsible for directing JER’s multifamily investment strategy in the US, acquiring 2,300 apartment units in Seattle, Atlanta and Detroit. During his tenure, Mr. Ratinoff led the acquisition of approximately $1.0 billion in assets representing multiple real estate sectors and geographies. Prior to joining JER, Mr. Ratinoff served as Principal with Fowler Flanagan Partners, where he either led or participated in the acquisition, financing and renovation of approximately 3,000 apartment units in California, Seattle, Arizona, Texas and Missouri. Mr. Ratinoff also held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex. Brown, executing public and private capital markets transactions for west coast-based real estate companies. Mr. Ratinoff received a Bachelor of Arts degree in Architecture and City Planning from the University of California, Berkeley, and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Ratinoff has served as a member of the board of directors of MPG Office Trust, Inc. and its successor entity Brookfield DTLA since February 2011.
There are no family relationships among any of the officers or directors.

CORPORATE GOVERNANCE
The Role of the Board of Directors
In accordance with our Bylaws and Delaware law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board of Directors of the Company also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and in Board committee meetings.
Board of Directors Composition and Independence
The Board of Directors of the Company is authorized to have up to nine members and nine members are currently serving. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are divided as follows:

•	The Class I directors are Messrs. Allrich, Burke and Mosich and their terms will expire at the 2017 Annual Meeting of Stockholders;

•	The Class II directors are Messrs. Dada, Garrabrants and Grinberg and their terms will expire at the 2015 Annual Meeting of Stockholders; and

•	The Class III directors are Messrs. Argalas, Court and Ratinoff and their terms will expire at the 2016 Annual Meeting of Stockholders.
The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of a majority of our outstanding stock entitled to vote on election of directors.
The Board has determined that eight members of the Board meet the definition of “independent director” as the term is defined by applicable NASDAQ rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors of the Company are independent directors.
Board Leadership Structure
Currently, Mr. Garrabrants serves as the President and Chief Executive Officer of the Company, while Mr. Allrich, who is an independent director, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Allrich, among other things, can provide independent leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board’s Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Nominating, and the Compensation Committee as well as four risk committees, which are the Credit, the IAR, the Operations and Technology and the ALCO committees, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
Our Board is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. The Company’s management is responsible for assessing and managing risk and communicating risks to the Board. The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluates key business risks within the financial, operational, regulatory and strategic arenas and to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.
While the Board has retained the responsibility for general oversight of risks and of our ERM program, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from employee compensation policies and practices. Each standing committee provides reports to the full Board at regular meetings concerning the activities of the committee and actions taken by the committee since the last regular meeting.
Corporate Governance Principles
Our directors are committed to having sound corporate governance principles that assist them in fulfilling their oversight duties. These principles are essential to maintaining the Company’s integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines of BofI Holding, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act. Some of the principal subjects covered by our Governance Guidelines include:

•
Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•
Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•
Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•
Regularly Scheduled Executive Sessions of the Board, without Management. Our Governance Guidelines also provide for the Audit Committee to meet with the Company’s outside auditors separately from management.

Board Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Director and stockholder meetings and the meetings of the Board committees of which they are members. During the 2015 fiscal year, the Board of Directors of the Company and the Bank held a total of eight meetings and nine meetings, respectively. All of our directors attended more than 75 percent of the total of those meetings. All of our directors, except Mr. Grinberg, attended our Annual Meeting of Stockholders held in October 2014. The Company encourages, but does not require, directors to attend our Annual Meeting of Stockholders.

Code of Business Conduct
We have adopted a Code of Conduct for our directors, officers and employees and a specific Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. A copy of our Code of Conduct and Code of Ethics can be found at the Corporate Governance section of our website at www.bofiholding.com. We intend to disclose, at this location on our website, any amendments to the Codes and any waivers of the requirements of the Codes that may be granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer.
Other Governance Matters
In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have certified our Securities and Exchange Commission (“SEC”) filings as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable to us. We also have adopted charters for our Board committees in compliance with NASDAQ listed company rules.
You can access our Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Company’s website at www.bofiholding.com.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A description of the general functions of the Committees, the composition of each of those Committees and the number of meetings held by those Committees for the 2015 fiscal year are set forth below.
Audit Committee. The current members of the Audit Committee are Paul J. Grinberg, its Chairman, Nicholas A. Mosich and James S. Argalas. All of the members of the Audit Committee are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Grinberg meets the definitions of “audit committee financial expert” adopted by the SEC and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of our Audit Committee Charter, which complies with applicable NASDAQ rules, is accessible at the Corporate Governance section of our website at www.bofiholding.com. During fiscal year 2015, the Audit Committee of the Board of Directors of the Company held seven (7) meetings and the Audit Committee of the Board of Directors of the Bank held six (6) meetings. The Audit Committee also meets with our outside auditors and members of management, separately.
Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Paul J. Grinberg, its Chairman, Theodore C. Allrich and John Gary Burke. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Compensation Committee held three (3) meetings during fiscal 2015.
Nominating Committee. The members of the Nominating Committee during fiscal 2015 were Theodore C. Allrich, its Chairman, Paul J. Grinberg and Edward J. Ratinoff. The Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating Committee meets the “independent director” requirements within the meaning of the NASDAQ listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Corporate Governance section of our website at www.bofiholding.com. During fiscal year 2015, the Nominating Committee of the Board of Directors of the Company held two (2) meetings.
The Director Nominating Process. In identifying new Board candidates, the Nominating Committee seeks recommendations from existing board members and executive officers. The Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.

In considering potential new directors and officers, the Committee reviews individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are: broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the attention of the Nominating Committee, there is the further consideration of whether the individual has the time available to devote to the functions and responsibilities of the Board and one or more of its committees.
The Nominating Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. The Nominating Committee will consider candidates proposed by stockholders upon timely written notice to the Corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table discloses information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have owned more than 5% of the 15,640,851 outstanding shares of our common stock on the record date.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding
FMR LLC[1] 245 Summer Street Boston, MA 02210	1,097,800	7.02%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10022	957,074	6.12%
Don R. Hankey[3] c/o Hankey Group 4751 Wilshire BLVD, Suite 110 Los Angeles, CA 90010	901,848	5.77%

[1]	Based on Schedule 13G filed with the SEC on February 13, 2015.
[2]	Based on Schedule 13G filed with the SEC on January 29, 2015.
[3]	Based on Schedule 13D filed with the SEC on November 14, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executives”), and (iii) all of the current directors and executive officers as a group. Included in the common stock column below are restricted stock units that vest within 60 days after the record date. Included in the shares beneficially owned are shares that could be purchased under stock options granted to directors and officers as of the record date and exercisable within 60 days after the record date. The percent of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. The address of each director and officer is c/o BofI Holding, Inc., 4350 La Jolla Village Dr., Suite 140, San Diego, California 92122.

Name	Common Stock[1]	Options Exercisable[2]	Total Beneficial Ownership	Percent of Outstanding Shares
John Gary Burke[3]	465,848	—	465,848	2.98%
Gregory Garrabrants[4]	220,798	—	220,798	1.41%
Andrew J. Micheletti[5]	115,806	—	115,806	*
Theodore C. Allrich[6]	54,928	—	54,928	*
Nicholas A. Mosich[7]	24,786	—	24,786	*
Paul J. Grinberg[8]	19,227	—	19,227	*
Eshel Bar-Adon[9]	13,499	—	13,499	*
James S. Argalas[10]	9,276	—	9,276	*
Edward J. Ratinoff[11]	7,400	—	7,400	*
James J. Court[12]	7,079	—	7,079	*
Brian Swanson[13]	1,416	—	1,416	*
Tom Constantine[14]	1,402	—	1,402	*
Uzair Dada[15]	—	—	—	*

All current directors and executive officers as a group (13 persons)	941,465	—	941,465	6.02%

*	Less than one percent.
[1]	All fractional shares have been rounded to the closest whole share.
[2]	In accordance with applicable SEC rules, only options that are exercisable within 60 days after the record date are included in this column.
[3]	Mr. Burke is a director.
[4]	Mr. Garrabrants is the President, Chief Executive Officer and a director. Mr. Garrabrants’ beneficial ownership includes 36,000 shares held in a Trust, for the benefit of his children.
[5]	Mr. Micheletti is the Chief Financial Officer.
[6]	Mr. Allrich is a director.
[7]	Mr. Mosich is a director.
[8]	Mr. Grinberg is a director.
[9]	Mr. Bar-Adon is a Named Executive.
[10]	Mr. Argalas is a director.
[11]	Mr. Ratinoff is a director.
[12]	Mr. Court is a director. Mr. Court’s beneficial ownership includes 300 shares held by his spouse.
[13]	Mr. Swanson is a Named Executive.
[14]	Mr. Constantine is a Named Executive.
[15]	Mr. Dada is a director.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors of the Company, acting upon a recommendation from the Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees. In establishing director compensation, the Board and the Compensation Committee are guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	Compensation should align the directors’ interests with the long-term interests of stockholders; and

•	Compensation should assist with attracting and retaining qualified directors.
The Company does not pay director compensation to directors who are also our employees. Below are the elements of compensation paid to non-employee directors for their service on our Board:
Cash Compensation
Company non-employee directors receive the following annual cash payments for their service in our Board of Directors and Board committees:

	Director	Premium	Total
Chairman	$36,000	$60,000	$96,000
Vice-chairman	36,000	24,000	60,000
Chairman of the Audit Committee[1]	36,000	24,000	60,000
Chairman of the Compensation Committee[1]	36,000	12,000	48,000
Other directors	36,000	—	36,000

[1]	The current chairman of the Audit Committee also is chairman of the Compensation Committee, receiving premiums for both chairmanships, which totals $36,000 plus a base of $36,000.
During fiscal 2015, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of options and restricted stock issued from our 2014 Stock Incentive Plan, as recommended by our Compensation Committee. The amounts of the annual non-employee director awards are discretionary from year-to-year. The options and restricted stock that the Company awards to our directors vests over three years, one-third each anniversary of the date of grant.
Company non-employee directors will receive each year the following grant of restricted stock units for their service on our Board of Directors and Board committees:

	Grants of Restricted Stock Units
	Director	Premium	Amount
Chairman	2,000	3,500	5,500
Vice-chairman	2,000	550	2,550
Chairman of the Audit Committee[1]	2,000	550	2,550
Chairman of the Compensation Committee[1]	2,000	200	2,200
Other directors	2,000	—	2,000

[1]	The current chairman of the Audit Committee also is chairman of the Compensation Committee, receiving premiums for both chairmanships totaling 750 shares.

On August 26, 2015, the Board of Directors of the Company granted the above amounts of restricted stock units to the non-employee directors for a total of 20,800 restricted stock units. The restricted stock units have a value of $119.01 per share, which was the closing price on the grant date of August 26, 2015, and vest over three years, one-third on each anniversary date of the grant.

Deferred Compensation
Company directors are also eligible to participate in the Company’s Deferred Compensation Plan, which allows eligible directors to defer their fees and retainers payable for their service on the Board and Board committees.
In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2015:
Director Compensation in Fiscal 2015

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Theodore C. Allrich	95,333	419,265	—	—	—	—	514,598
James S. Argalas	35,750	152,460	—	—	—	—	188,210
John Gary Burke	35,750	152,460	—	—	—	—	188,210
James J. Court	35,750	152,460	—	—	—	—	188,210
Uzair Dada	18,000	67,061	—	—	—	—	85,061
Paul J. Grinberg	71,500	209,633	—	—	—	—	281,133
Nicholas A. Mosich	59,583	194,387	—	—	—	—	253,970
Edward J. Ratinoff	35,750	152,460	—	—	—	—	188,210

[1]	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2015.
[2]
The stock awards included for each director above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown.

Grants of Plan-Based Awards in 2015
The table below shows all plan-based awards that the Company made to the directors during fiscal 2015:

Name	Fiscal Year	Grant Date	Non-equity Incentive Plan ($)	Restricted Stock Units (“RSUs”)	Option Awards: Number of Shares Underlying Option	Exercise or Base Price of RSUs ($/per Share)	Grant Date Fair Value of RSUs ($)
Theodore C. Allrich	2015	08/06/14	—	5,500	—	76.23	419,265
James S. Argalas	2015	08/06/14	—	2,000	—	76.23	152,460
John Gary Burke	2015	08/06/14	—	2,000	—	76.23	152,460
James J. Court	2015	08/06/14	—	2,000	—	76.23	152,460
Uzair Dada	2015	01/22/15	—	791	—	84.78	67,061
Paul J. Grinberg	2015	08/06/14	—	2,750	—	76.23	209,633
Nicholas A. Mosich	2015	08/06/14	—	2,550	—	76.23	194,387
Edward J. Ratinoff	2015	08/06/14	—	2,000	—	76.23	152,460

Outstanding Equity Awards at the end of Fiscal 2015
This table shows the equity awards that have been previously awarded to each of the directors and which remained outstanding as of June 30, 2015:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Theodore C. Allrich	—	—	—	—	3,668	08/16/2012	387,744
	—	—	—	—	3,667	08/06/2013	387,639
	—	—	—	—	5,500	08/06/2014	581,405
James S. Argalas	—	—	—	—	1,334	08/16/2012	141,017
	—	—	—	—	1,334	08/06/2013	141,017
	—	—	—	—	2,000	08/06/2014	211,420
John Gary Burke	—	—	—	—	1,334	08/16/2012	141,017
	—	—	—	—	1,334	08/06/2013	141,017
	—	—	—	—	2,000	08/06/2014	211,420
James J. Court	—	—	—	—	1,334	08/16/2012	141,017
	—	—	—	—	1,334	08/06/2013	141,017
	—	—	—	—	2,000	08/06/2014	211,420
Uzair Dada	—	—	—	—	791	01/22/2015	83,617
Paul J. Grinberg	—	—	—	—	1,834	08/16/2012	193,872
	—	—	—	—	1,834	08/06/2013	193,872
	—	—	—	—	2,750	08/06/2014	290,703
Nicholas A. Mosich	—	—	—	—	1,701	08/16/2012	179,813
	—	—	—	—	1,701	08/06/2013	179,813
	—	—	—	—	2,550	08/06/2014	269,561
Edward J. Ratinoff	—	—	—	—	1,334	08/16/2012	141,017
	—	—	—	—	1,334	08/06/2013	141,017
	—	—	—	—	2,000	08/06/2014	211,420

1	Vest in one-third increments on each of the first three anniversaries of the date of grant.
2	The values contained in this column were calculated by multiplying the number of shares by $105.71, which was the closing price of the Company’s common stock reported on the NASDAQ on June 30, 2015.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction: Overview and Process

The following table sets forth certain information regarding our executive officers and certain key officers as of September 4, 2015:

Name	Age	Position
Gregory Garrabrants	43	President and Chief Executive Officer
Andrew J. Micheletti	58	Executive Vice President, Chief Financial Officer
Eshel Bar-Adon	60	Executive Vice President, Specialty Finance and Chief Legal Officer
Brian Swanson	35	Executive Vice President, Chief Lending Officer
Thomas Constantine	53	Executive Vice President, Chief Credit Officer

Mr. Garrabrants has served as the President and CEO of BofI Holding, Inc. and BofI Federal Bank since October 2007. Mr. Garrabrants’ background and experience prior to joining the Company are discussed above under Item 1. Election of Directors.

Mr. Micheletti has served as the Executive Vice President and Chief Financial Officer of BofI Holding, Inc. and BofI Federal Bank since April 2001. Prior to joining the Bank, Mr. Micheletti was Vice President – Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and a Managing Director, Chief Financial Officer of LPL Financial, an independent contractor securities broker-dealer.

Mr. Bar-Adon has served as the Executive Vice President, Specialty Finance and Chief Legal Officer of BofI Holding, Inc. and BofI Federal Bank since January 2011. Prior to joining the Bank, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of another leading specialty finance firm, Seneca One Finance, Inc. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.

Mr. Swanson has served as the Executive Vice President, Chief Lending Officer of BofI Federal Bank since August 2013. Prior to joining the Bank in February 2010, Mr. Swanson was a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, CA. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.

Mr. Constantine joined BofI Federal Bank in August 2010, as Chief Credit Officer. Previously, Mr. Constantine has served as a senior examiner with the Office of Thrift Supervision (OTS), as a commercial real estate loan officer for George Elkins Mortgage Banking Company and as an executive officer at First Bank of Beverly Hills, where he assumed positions of increasing responsibility, including Portfolio Manager, Chief Lending Officer, and finally Chief Credit Officer.
Compensation Programs
The Company’s compensation programs have been designed with the following objectives in mind:

•
Total compensation amounts should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining a competitive and efficient cost structure.

•
A substantial portion of each executive’s pay should be performance-based compensation that is variable based on the Company’s annual and long-term operating performance and long-term stockholder returns, and should be aligned with the Company’s business strategy.

•	Compensation should be commensurate with the role, scope, and complexity of each executive’s position relative to other executives and employees.
The Company’s compensation programs reflect its position as a growing company in the highly competitive, dynamic and consolidating financial services industry. The Company uses a variety of elements to support the objective of making compensation sufficiently competitive to attract and retain top talent, provide incentives and rewards to executives, and ensure that management’s interests are aligned with stockholder interests.

Setting Compensation Levels
The Company provides for a base salary that is determined according to competitive pay practices, level of responsibility, prior experience and breadth of knowledge. The Company uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels.

The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:
Components of Direct Compensation

Element	Character	How Objectives Are Met
Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.
Annual Non-Equity Incentive Plan Compensation (Cash & Deferred Bonus)	Short Term	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.
Stock Options	Long Term	Varies based on long-term stock price performance and promotes stockholders’ interests.
Restricted Stock	Long Term	Varies based on long-term total stockholder return and promotes stockholders’ interests.
Long-Term Equity Incentive Compensation
The Company designed its 2004 Stock Incentive Plan (the “2004 Plan”) and 2014 Stock Incentive Plan (the “2014 Plan”) with a focus on aligning Named Executive incentives with long-term stockholder value. A combination of stock options and restricted stock awards are used by the Company to create a long-term incentive program. As of October 2014, the 2004 Plan expired and all stock awards are made under the 2014 Plan.
Stock Options and Restricted Stock
Company stock options have an exercise price equal to the NASDAQ-reported closing price of our common stock on the date of grant. The stock options granted under the 2004 Plan and any options to be granted under the 2014 Plan will generally vest over four years, one-fourth on the first anniversary of the award and then one forty-eighth monthly until fully vested. Company stock options generally expire ten years after the grant date, unless they are first exercised. The expiration period is also accelerated if the holder’s employment with us terminates under certain circumstances.
The restricted stock and restricted stock unit awards granted under the 2004 Plan and 2014 Plan generally vest over three years, one-third on each one-year anniversary of the award. Mr. Garrabrants’ awards currently vest over four years, one-fourth at the end of each fiscal year.

Deferred Compensation Plan
The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows Named Executives and certain other highly compensated employees to defer all or a portion of their base salary, bonus, and other compensation after it vests. Balances in the plan receive earnings accrual credits. All credits to the Deferred Compensation Plan represent a Named Executive’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow Named Executives to defer a portion of their current income in reference to tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis of compensation arrangements of our Named Executives for 2015, which we refer to as the CD&A, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee makes recommendations to the Board of Directors of the Company to establish all the forms of compensation, including the base salary, bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s Chief Executive Officer and Chief Financial Officer.

The Company provides each Named Executive with a base salary that is commensurate with the role, scope, and complexity of his position relative to other executives and employees. The base salary of the Chief Executive Officer and Chief Financial Officer are subject to Compensation Committee approval. In establishing salaries for the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee reviews (i) the historical performance of those officers and other executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial services organizations which are comparable, in terms of asset-size, capitalization and performance to the Bank. Another factor, which is considered in establishing salaries of Chief Executive Officer and Chief Financial Officer, is the cost of living in Southern California, which generally is higher than in other parts of the country. The Compensation Committee also considered the stockholder advisory vote on executive compensation for fiscal year 2014, which was approved by approximately 87% of the votes cast.

The following provides the factors used by the Compensation Committee to arrive at the compensation level for the Named Executives during the fiscal year ending June 30, 2015:
Chief Executive Officer
Base Salary – In 2011, the Compensation Committee established the Chief Executive Officer’s base salary at $375,000 for fiscal 2012 through fiscal 2015, based primarily upon his successful performance history with the Company, the strength and diversity of his skill sets and responsibilities, and upon comparison to peers. At the time the Chief Executive Officer’s compensation plan was established for fiscal 2012 through 2015, under the management of the Chief Executive Officer, the Company had achieved a one-year 24.9% total shareholder return and a three-year 131.9% total shareholder return. Subsequent to the establishment of the Chief Executive Officer’s compensation plan, under the management of the Chief Executive Officer, the Company has achieved a one-year 43.9% total shareholder return and a three-year 435.0% total shareholder return as of fiscal 2015. At the time the Chief Executive Officer’s compensation plan was established for fiscal 2012 through 2015, the average cash salary and bonus for the selected bank peer group CEOs was $695,000 and a combined one-year 28.1% total shareholder return and a combined three-year -7.4% total shareholder return. Our Chief Executive Officer’s salary compensation for fiscal 2015 was significantly below the average salary for the same bank peer group, but average total cash compensation was in line with peers when considering the incentive cash bonus achieved in fiscal 2015. The bank peer group used to benchmark our Chief Executive Officer’s cash and stock compensation was composed of similar sized banks ranging in asset size in 2011 from $1.6 to $2.5 billion, trading on the same NASDAQ market under the symbols BNCN, TBBK, DNBK, EGBN, FMCB, FCAL, IBCA, EBSB, NBBC and OCFC.
Incentive Cash Bonus Plan – The short-term incentive cash bonus plan was designed to provide a risk-balanced approach to bonus compensation for fiscal 2015. Our plan allowed the Chief Executive Officer to earn a maximum of 105% of his base salary for performance across five risk-balanced metrics and the targeted incentive cash bonus was 75% of base salary based upon the bank peer group discussed above. The five metrics were designed to encourage growth while discouraging excessive risk. To create a balanced reward, the incentive cash bonus plan required the Chief Executive Officer to (i) accomplish specific business and personnel goals (range 0% to 25%), (ii) maintain the Bank’s history of good regulatory relations (range 0% to 20%), (iii) increase average assets (range 0% to 20%), (iv) increase non-GAAP securities adjusted earnings per share (range 0% to 20%) and (v) provide a competitive return on average assets (range 0% to 20%). At the end of fiscal 2015, the Compensation Committee reviewed the Chief Executive Officer’s performance and made the following assessments under each of the five metrics. The Chief Executive Officer (i) accomplished his agreed upon goals, (ii) has maintain a good relationship with regulatory agencies, (iii) accomplished a 38.5% increase in the Company’s average assets out of an expected 9% to 28% range for a bonus, (iv) accomplished a 37.2% increase in the Company’s non-GAAP securities adjusted earnings per share out of an expected 7.5% to 30.0% range for a bonus, and (v) accomplished a 1.61% return on average assets for the Company out an expected range of 0.60% to 2.40% for a bonus. A bonus equal to 97.5% of his base salary was determined to be appropriate in conformance with his employment contract. Our assessment of each metric and the relative weighting was as follows: (i) Agreed Goals (25%), (ii) Regulatory Relations (10%), (iii) Asset Growth (20%), (iv) Non-GAAP securities adjusted earnings Per Share (20%), and (v) Annual Return on Assets (12.5%). The total cash salary and bonus awarded was in line with peer compensation despite the significant outperformance of the Company in comparison with peer group performance. The bonus is contingent upon the issuance of the fiscal 2015 audited financial statements with an unqualified audit opinion.
Annual Restricted Stock Unit Award – The annual restricted stock unit award is a long-term incentive also designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Executive Officer for fiscal 2015 vest over four years, one-fourth each year, encouraging actions which improve the long-term growth in the Company’s common stock price and discouraging excessive risk taking. The fiscal 2015 award has a base of 40,000 shares which can be reduced to zero shares or increased by a factor of three depending upon the combination of annual asset growth (top level equal to 30%) and annual return on common stockholders’ equity (top level equal to 25%). When compared to the stock compensation for the same bank peer group, we believe our plan was better linked to financial performance as we found many plans provided awards during unprofitable years. Our plan provides for no stock compensation for a net loss and significantly reduced awards for a return on equity below 15%. If asset growth is below 5% and annual return on common equity is below 5%, the Chief Executive Officer shall receive no award under the plan. For fiscal 2015, the Chief Executive Officer was awarded 72,000 shares of restricted stock in August 2015 based upon the Bank’s asset growth percent of 38.5% and the Company’s annual return on common stockholders’ equity of 18.3%.
The Chief Executive Officer’s compensation plan reflects the compensation committee’s judgment of the value of the Chief Executive Officer’s capabilities, diversity of skill sets, quality of education and work experience, and history of success. The Chief Executive Officer’s compensation plan has a significantly lower level of fixed compensation than comparable peers and highly variable cash and restricted stock compensation components that are payable only upon the strong overall performance of the company in the fiscal year. Other named executive officers’ compensation plans, other than the Chief Financial Officer, are tied more closely to their individual areas of responsibility rather than the success of the company as a whole.
Potential Payments Upon Termination or Change in Control – A change in control may be in the best interest of our common stockholders. We believe it is appropriate to align the compensation of the Chief Executive Officer and the Chief Financial Officer with the benefits of our shareholders. Since their long-term stock compensation is designed to be significant and such compensation will be vested in future years, we provide them with accelerated vesting of restricted stock units and cash compensation in certain situations where we believe a change in control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the Chief Executive Officer or the Chief Financial Officer if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.
Chief Financial Officer
Base Salary and Cash Bonus – The Compensation Committee established the Chief Financial Officer’s base salary at $220,000 and a target cash bonus of 30% of base salary for fiscal 2015. There were no predetermined or mathematical weightings for the base salary or cash bonus of the Chief Financial Officer (“CFO”); rather, the Compensation Committee and CEO considered the overall performance of the CFO, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and CEO used their judgment in making compensation determinations for the CFO and determined the cash bonus to be $150,000 based on overall performance of the Company and CFO in fiscal 2015.
Annual Restricted Stock Unit Award – The annual restricted stock unit award is a long-term incentive designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Financial Officer for fiscal 2015 vest over three years encouraging actions which improve the long-term growth in the Company’s common stock price and discouraging excessive short-term risk. The fiscal 2015 award has a maximum of 15,000 shares and a minimum of zero shares depending upon the Company’s annual return on common stockholders’ equity. The stock compensation level was selected based upon comparison to stock compensation paid to other chief financial officers for banks and financial service companies in the local region. The Chief Financial Officer’s award is based upon a range of annual return on common equity between 7% and 25%. For fiscal 2015, the Chief Financial Officer was awarded 11,250 shares of restricted stock in August 2015 based upon an annual return on common stockholders’ equity of 18.3%.
Other Named Executive Officers
With regard to the compensation paid to each Named Executive other than the CEO and CFO, the Chief Executive Officer is authorized to evaluate and review the performance of each Named Executive Officer (other than himself and the CFO) and establish their compensation packages with consideration for regional and industry standards. In determining compensation awarded to the other Named Executive Officers for fiscal 2015, the Compensation Committee and CEO performed a global review of both overall and relative individual Named Executive Officer and corporate performance. There were no predetermined or mathematical weightings; rather, the Compensation Committee and CEO considered the overall performance of each executive, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and CEO used their judgment in making compensation determinations for each of the other Named Executive Officers. As a general rule, bonuses for the Other Named Officers are targeted at 30% cash and stock of their annual compensation. In undertaking that process, the CEO conducts the following steps on an annual basis, however, may adjust individual bonuses based on the performance of the business unit such that the cash and stock bonuses could be significantly above or significantly below the 30% target:

•	evaluate employee performance;

•	review business performance targets and objectives;

•	set base salary levels, amounts and targets for incentive cash bonus plan.

Summary Compensation Table
The following table shows all compensation paid during fiscal 2015 by the Company to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executives.” Annual Compensation includes amounts deferred at the election of the Named Executive.

Name	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqual. Deferred Compensation Earnings ($)	All Other Compensation ($)[4]	Total ($)
Gregory Garrabrants	2015	375,000	328,125	5,607,360	—	—	—	—	6,310,485
	2014	375,000	328,125	4,194,720	—	—	—	—	4,897,845
	2013	375,000	328,125	1,664,640	—	—	—	—	2,367,765
Andrew J. Micheletti	2015	220,000	66,000	876,150	—	—	—	—	1,162,150
	2014	220,000	62,500	655,425	—	—	—	—	937,925
	2013	214,000	64,200	214,583	—	—	—	—	492,783
Eshel Bar-Adon	2015	225,000	140,000	240,184	—	—	—	—	605,184
	2014	205,000	65,000	62,557	—	—	—	—	332,557
	2013	190,000	91,500	96,213	—	—	—	—	377,713
Brian Swanson	2015	205,000	205,000	485,170	—	—	—	—	895,170
	2014	185,000	85,000	149,560	—	—	—	—	419,560
	2013	165,000	145,000	200,041	—	—	—	—	510,041
Thomas Constantine	2015	220,000	137,500	265,093	—	—	—	—	622,593
	2014	205,000	50,000	56,307	—	—	—	—	311,307
	2013	191,500	67,500	75,041	—	—	—	—	334,041

[1]
In connection with the Company’s annual review of compensation, salaries increased effective July 1, 2015, as follows: Mr. Micheletti to $231,000, Mr. Bar-Adon to $250,000, Mr. Swanson to $235,000 and Mr. Constantine to $235,000.

[2]
In July of 2015, bonus payments were made to the named executive officers in relation to performance for the fiscal year 2015 as follows: $95,000 to Mr. Bar-Adon and $125,000 to Mr. Swanson. In August of 2015, bonus payments were made to the CEO and CFO for performance during the fiscal year 2015 as follows: $365,625 to Mr. Garrabrants and $150,000 to Mr. Micheletti.

[3]
The stock awards included for each named executive above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown. On August 28 2015 the Board of Directors of the Company made a grant of 72,000 restricted stock units to Mr. Garrabrants with a total value of $8,468,640, which vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant. The restricted stock units have a value of $117.62 per share, which was the closing price on the grant date of August 28, 2015. On August 26 2015 the Board of Directors of the Company made a grant of 11,250 restricted stock units to Mr. Micheletti with a total value of $1,338,863, which vest in one-third increments on each of the first three anniversaries of the date of grant. The restricted stock units have a value of $119.01 per share, which was the closing price on the grant date of August 26, 2015.

[4]	This column represents the amount of all compensation paid to the Named Executives that is not reported in any other column of the table.

Grants of Plan-Based Awards in 2015
The table below shows all plan-based awards that the Company made during fiscal 2015 to the Named Executives:

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[1](#)	Closing Price of Stock on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory Garrabrants	08/28/14	—	—	—	—	—	—	72,000	77.88	5,607,360
Andrew J. Micheletti	08/28/14	—	—	—	—	—	—	11,250	77.88	876,150
Eshel Bar-Adon	07/11/14	—	—	—	—	—	—	954	73.41	70,033
	12/23/14	—	—	—	—	—	—	887	79.00	70,073
	06/01/15	—	—	—	—	—	—	1,065	93.97	100,078
Brian Swanson	07/11/14	—	—	—	—	—	—	2,044	73.41	150,050
	12/23/14	—	—	—	—	—	—	2,026	79.00	160,054
	06/01/15	—	—	—	—	—	—	1,863	93.97	175,066
Thomas Constantine	07/11/14	—	—	—	—	—	—	1,090	73.41	80,017
	12/23/14	—	—	—	—	—	—	1,045	79.00	82,555
	06/01/15	—	—	—	—	—	—	1,091	93.97	102,521

[1]
Restricted stock grants for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.

Outstanding Equity Awards at the end of Fiscal 2015
This table shows the equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of June 30, 2015:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Gregory Garrabrants	—	—	—	—	16,000	09/12/12	1,691,360
	—	—	—	—	36,000	08/06/13	3,805,560
	—	—	—	—	54,000	08/28/14	5,708,340
Andrew J. Micheletti	20,000	—	7.35	7/24/2016	2,751	09/12/12	290,808
	—	—	—	—	7,501	08/06/13	792,931
	—	—	—	—	11,250	08/28/14	1,189,238
Eshel Bar-Adon	—	—	—	—	554	12/21/12	58,563
	—	—	—	—	366	06/27/13	38,690
	—	—	—	—	681	11/04/13	71,989
	—	—	—	—	954	07/11/14	100,847
	—	—	—	—	887	12/23/14	93,765
	—	—	—	—	1,065	06/01/15	112,581
Brian Swanson	—	—	—	—	837	12/21/12	88,479
	—	—	—	—	950	06/27/13	100,425
	—	—	—	—	1,628	11/04/13	172,096
	—	—	—	—	2,044	07/11/14	216,071
	—	—	—	—	2,026	12/23/14	214,168
	—	—	—	—	1,863	06/01/15	196,938
Thomas Constantine	—	—	—	—	359	12/21/12	37,950
	—	—	—	—	329	06/27/13	34,779
	—	—	—	—	613	11/04/13	64,800
	—	—	—	—	1,090	07/11/14	115,224
	—	—	—	—	1,045	12/23/14	110,467
	—	—	—	—	1,091	06/01/15	115,330

[1]	Shares granted to Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant.
[2]	The values contained in this column were calculated by multiplying the number of shares by $105.71, which was the closing price of the Company’s common stock reported on the NASDAQ on June 30, 2015.

Exercised Options and Vested Restricted Stock in Fiscal 2015
This table shows the stock options that were exercised by, and the restricted stock that vested for, each Named Executive during fiscal 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory Garrabrants[1]	—	—	52,000	5,496,920
Andrew J. Micheletti[2]	50,000	4,991,500	11,501	891,508
Brian Swanson[3]	—	—	4,028	359,703
Thomas Constantine[4]	—	—	1,464	132,225
Eshel Bar-Adon[5]	—	—	2,296	208,333

[1]	Mr. Garrabrants chose to net settle his shares upon vesting, selling back to the Company 28,728 shares of the 52,000 vested shares to cover his income tax withholding.
[2]
Mr. Micheletti chose to net settle his shares upon exercise of option awards, selling back to the Company 28,369 shares of the 50,000 exercised shares to cover his income tax withholding and option price. Mr. Micheletti also chose to net settle his shares upon vesting, selling back to the Company 4,318 shares of the 11,501 vested shares to cover his income tax withholding.

[3]	Mr. Swanson chose to net settle his shares upon vesting, selling back to the Company 1,512 shares of the 4,028 vested shares to cover his income tax withholding.
[4]	Mr. Constantine chose to net settle his shares upon vesting, selling back to the Company 555 shares of the 1,464 vested shares to cover his income tax withholding.
[5]	Mr. Bar-Adon chose to net settle his shares upon vesting, selling back to the Company 760 shares of the 2,296 vested shares to cover his income tax withholding.

Potential Payments Upon Termination or Change in Control
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executives with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes:

(a)
that the triggering event in question – death, disability, change in control or termination – occurred on June 30, 2015 with respect to calculations based on the Company’s stock price, we used $105.71, which was the reported closing price of one share of the Company’s common stock on the NASDAQ on June 30, 2015.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.

The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executives.
Death or Disability
In the event of the death of the Chief Executive Officer, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his short-term cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) vacation accrued, to be paid in a lump-sum within 30 days of death.
Upon the Chief Executive Officer’s receipt of a notice of termination for disability, he shall receive, at the option of the Company (i) his annual restricted stock unit award for the period in which the termination date occurs, prorated to the termination date, or (ii) an equivalent amount of cash payable in a lump-sum at termination.

In the event of the death of the Chief Financial Officer, his estate shall receive a payment of a death benefit of three times the executive’s then-current annual salary. In the event of the death or disability of the Chief Financial Officer, his estate shall receive his cash bonus for the year prorated to the date of death. All vested stock option grants at the date of death or disability may be exercised by him or his beneficiaries for a period of up to twelve (12) months after the date of death or disability.
None of the Named Executives has contributed to the Company’s Deferred Compensation Plan; therefore no payments would be made upon death, disability or any other triggering event.
Termination of Employment by the Company
For the Chief Executive Officer, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit awards granted to him, (ii) his target Short-Term Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date to be paid in a lump sum within 30 days of termination, and (iii) payment of an amount equal to two times his then-current base salary, to be paid in lump sum within 30 days of termination.
In addition, upon Chief Executive Officer receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual restricted stock unit award computed pursuant to his employment agreement using a factor not less than one or an equivalent amount of cash payable in a lump-sum at termination.
For the Chief Financial Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current base monthly salary multiplied by twelve (12) and paid either as a lump-sum or in monthly installments, at the discretion of the Board of Directors; (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For the Chief Legal Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current bi-weekly salary paid for 12 months from the date of termination; and (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards, subject to his execution of a legal agreement with the Company.
For the Chief Credit Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current bi-weekly salary paid for 12 months from the date of termination; and (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards, subject to his execution of a legal agreement with the Company.

Termination by Company with “Cause” or by the Executive for any Reason
“Cause” generally includes (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (v) actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove executive from office.
In the event the Chief Executive Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event of the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Short-Term Cash Incentive Compensation earned for the period prior to resignation but unpaid at the time of resignation.
In the event the Chief Financial Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorate calculations as of the termination date.

Upon a Change-in-Control of the Company
A Change in Control (“CIC”) generally occurs when there is in effect a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or the ownership or control of all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with Named Executives.
If the employment of the Chief Executive Officer is terminated, during the term of his employment agreement, if within three months before or within two years after a Change in Control, and the Company or the Company’s successor terminates him other than for cause, death or disability or the Chief Executive Officer terminates his employment other than for good reason, in either case, “a Change in Control Termination,” then:
(i) The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty (30) days thereafter, an amount in cash equal to three times the sum of (a) his then-current base salary and (b) his target Annual Short-Term Cash Incentive Compensation Award as in effect on the termination date, plus
(ii) any unvested equity incentive award including restricted stock unit awards shall become immediately and fully vested.
Additionally, if the Chief Executive Officer receives a notice of termination and the termination when effective shall be a Change in Control Termination, the Company shall grant to him immediately upon receipt of the notice of termination, a restricted stock unit award, or if unable under the terms of extant equity compensation plan(s), an equivalent amount of cash, equal to two times his annual restricted stock compensation award for the current fiscal year, except that to the extent that the calculation factor is less than one, the amount shall be computed assuming the factor is equal to one times his annual award.
If a Change in Control occurs and the Chief Executive Officer is terminated prior to a Change in Control other than for Cause, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a Change in Control, then his termination shall be a Change in Control Termination and upon occurrence of the Change in Control, such officer shall be entitled to receive the payments as described above.
If the Chief Lending Officer is terminated by the Company or its successor other than for cause, within two (2) years of a Change in Control, the Company shall (i) make a lump-sum payment of an amount equal to two times his then-current annual salary within 30 days of termination; (ii) immediately vest as of the termination date all unvested equity incentive awards; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For all Named Executives, the Company’s 2004 Plan and 2014 Plan (collectively, the “Plans”) provide that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the plans as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a change-in-control of the Company.
280G Tax Gross-Up
In accordance with the Chief Executive Officer’s employment agreement, if any Company payment made upon termination after a change-in-control of the Company constitutes an “excess parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to the Chief Executive Officer. The gross-up payment would be equal to the amount necessary to cause the net amount retained by the Chief Executive, after subtracting (i) the excise tax imposed on “excess parachute payments” by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount the he would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The amount of the Gross-Up Payment in no event shall exceed five hundred thousand dollars ($500,000).

The following tables summarize the approximate value of termination payments and benefits that certain Named Executives would have received if their employment had been terminated on June 30, 2015 under the circumstances specified or if there was a change in control on June 30, 2015:
Gregory Garrabrants – Chief Executive Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	408,894	1,158,894	—	2,012,019	408,894
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	14,330,160	14,330,160	14,330,160	15,222,240	—
280G Tax Gross Up4	—	—	—	500,000	—
Total Value Upon Event	14,739,054	15,489,054	14,330,160	17,734,259	408,894

Total Value Upon CIC and Termination Events in Column D (Column C+D)				32,064,419

Total Value Upon CIC and Termination Event in Column E (Column C+E)					14,739,054

[1]
Mr. Garrabrants’ employment agreement provides for a lump sum cash payment in the amount of two times his annual salary plus one times his target bonus, in the event we terminate his employment, without cause, prior to a change-in-control; or three times his annual salary plus three times his target bonus if within two years following a change-in-control, our successor terminates his employment for any reason or by Mr. Garrabrants for good reason. He is also entitled to any accrued vacation and his annual cash incentive award. Column D includes an additional amount equal to three times the amount of the annual target cash incentive award.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Garrabrants’ does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 16,000, 36,000, 54,000 and 72,000 by $26.01, $58.26, $77.88 and $105.71, respectively. In the case of termination after a change in control, an additional increment of 72,000 shares times two multiplied by $105.71, the Company’s stock price at June 30, 2015, is payable.

[4]
Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to Mr. Garrabrants. The gross-up payment would be equal to the amount necessary to cause the net amount retained by Mr. Garrabrants, after subtracting (i) the parachute payment excise tax imposed by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount Mr. Garrabrants would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The maximum gross-up payment under his contract is $500,000.

[5]
These columns assume the vesting of all unvested stock options and restricted stock accelerated on the consummation of the change-in-control as provided in the Company’s Plans and there was no assumption or substitution of unvested stock options and restricted stock by the acquiring company.

[6]
For a change-in-control and subsequent termination of Mr. Garrabrants’ employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Andrew J. Micheletti – Chief Financial Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	747,154	307,154	—	307,154	87,154
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	2,075,951	2,075,951	2,075,951	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	2,823,105	2,383,105	2,075,951	307,154	87,154

Total Value Upon CIC and Termination Events in Column D (Column C+D)				2,383,105

Total Value Upon CIC and Termination Event in Column E (Column C+E)					2,163,105

[1]
Mr. Micheletti’s employment agreement provides for a lump sum cash payment in the amount of three times his annual salary, in the event of death and one time annual salary if we terminate his employment. He is also entitled to any accrued vacation and a prorated annual cash incentive award.

[2]
Mr. Micheletti’s employment agreement provides for the acceleration of vesting of stock options and restricted stock upon his termination (i) by us for any reason other than for cause preceding a change-in-control, or (ii) after a change-in-control, by our successor (assuming the vesting of his options and stock does not accelerate on the closing of the change-in-control). As of June 30, 2015, all options were fully vested.

[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 2,571 by $26.01, less $57,053 already expensed, unvested shares of 7,501 by $58.26, less $196,328 already expensed, unvested shares of 11,250 by $77.88, less $244,619 already expensed and unvested shares of 11,250 by $105.71, the Company’s stock price at June 30, 2015, is payable.
.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Micheletti’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Eshel Bar-Adon – Chief Legal Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	17,308	242,308	—	242,308	17,308
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	254,882	254,882	254,882	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	272,190	497,190	254,882	242,308	17,308
Total Value Upon CIC and Termination Events in Column D (Column C+D)				497,190
Total Value Upon CIC and Termination Event in Column E (Column C+E)					272,190

[1]
Mr. Bar-Adon’s employment agreement provides for a lump sum cash payment in the amount of one time annual salary if we terminate his employment, without cause, prior to or after a change-in-control, by our successor change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Bar-Adon does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 419 by $27.90, less $6,126 already expensed, unvested shares of 135 by $27.68, less $1,964 already expensed, unvested shares of 366 by $45.66, less $137 already expensed, unvested shares of 681 by $61.27, less $13,586 already expensed, unvested shares of 954 by $73.41, less $22,620 already expensed, unvested shares of 887 by $79.00, less $12,084 already expensed, unvested shares of 1,065 by $93.97, less $2,648 already expensed

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Bar-Adon’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Brian Swanson – Chief Lending Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	20,323	20,323	—	430,323	20,323
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	525,940	—	525,940	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	546,263	20,323	525,940	430,323	20,323
Total Value Upon CIC and Termination Events in Column D (Column C+D)				956,263
Total Value Upon CIC and Termination Event in Column E (Column C+E)					546,263

[1]
Mr. Swanson employment agreement provides for a lump sum cash payment in the amount of two time annual salary if we terminate his employment, without cause, after a change-in-control, by our successor change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Swanson does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 837 by $27.90, less $12,229 already expensed, unvested shares of 950 by $45.66, less $307 already expensed, unvested shares of 1,628 by $61.27, less $32,473 already expensed, unvested shares of 2,044 by $73.41, less $48,465 already expensed, unvested shares of 2,026 by $79.00, less $27,601 already expensed, unvested shares of 1,863 by $93.97, less $4,632 already expensed.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Swanson’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Thomas Constantine – Chief Credit Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	16,923	236,923	—	236,923	16,923
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	267,309	267,309	267,309	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	284,232	504,232	267,309	236,923	16,923
Total Value Upon CIC and Termination Events in Column D (Column C+D)				504,232
Total Value Upon CIC and Termination Event in Column E (Column C+E)					284,232

[1]
Mr. Constantine’s employment agreement provides for a lump sum cash payment in the amount of one time annual salary if we terminate his employment, without cause, prior to or after a change-in-control, by our successor change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Constantine does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 359 by $27.90, less $5,246 already expensed, unvested shares of 329 by $45.66, less $111 already expensed, unvested shares of 613 by $61.27, less $12,231 already expensed, unvested shares of 1,090 by $73.41, less $25,845 already expensed, unvested shares of 1,045 by $79.00, less $14,236 already expensed, unvested shares of 1,091 by $93.97, less $2,712 already expensed.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Constantine’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee. The members of the Compensation Committee in 2015 were Paul J. Grinberg, its Chairman, Theodore C. Allrich and John Gary Burke, each of whom was determined by the Board of Directors to be independent within the meaning of that term in the NASDAQ’s listed company rules.
No Interlocks. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Paul J. Grinberg, Chairman
Theodore C. Allrich
John Gary Burke

RELATED TRANSACTIONS AND OTHER MATTERS
Related Party Transaction Policy and Procedures
Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company’s Board of Directors is responsible for reviewing and approving or ratifying all related party transactions that are subject to such policy. This policy applies to certain transactions involving over $100,000 in any calendar year with related parties, which includes our officers, directors and director nominees, and members of their immediate family. The policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Board of Directors will take into account material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers.
Transactions with Our Directors
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectibility of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers. Loans to all directors, executive officers and employees who elected to participate in this program totaled approximately $29.1 million at June 30, 2015. All loans to directors, executive officers and employees were performing in accordance with their terms at June 30, 2015. Loans to directors, principal officers, and their affiliates totaled $12.5 million at June 30, 2015. Total principal payments on related party loans were $0.3 million.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors and executive officers are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2015 fiscal year.

COMPANY STOCK PERFORMANCE
The following graph compares the stock performance of our common stock over the last five fiscal years, starting June 30, 2010 through June 30, 2015, with that of (i) the companies included in the U.S. NASDAQ Index, and (ii) the banks included in the ABAQ NASDAQ Community Bank Index (ABAQ).
The graph assumes $100 is invested in BOFI common stock on June 30, 2010 and in U.S. NASDAQ Index and ABAQ Index. The indexes assume reinvestment of dividends.

	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15
BofI	$100.00	$102.05	$139.94	$324.5	$520.33	$748.65
NASDAQ	100.00	130.96	136.67	165.91	207.62	222.44
ABAQ	100.00	105.59	110.03	133.35	158.84	176.07

ITEM 2: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE FROM 50,000,000 SHARES TO 150,000,000 SHARES TO ACCOMMODATE A PROPOSED 4-FOR-1 FORWARD
STOCK SPLIT
General
The Board of Directors of the Company has consented to and adopted a resolution to amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock available for issuance from 50,000,000 to 150,000,000 shares. The full text of the proposed amendment is set forth in the Certificate of Amendment to the Certificate of Incorporation (“Amendment”), which is included herein as Appendix A. The Board is requesting that stockholders approve this amendment.
The additional shares of common stock to be authorized by approval of the Amendment would have rights identical to the currently outstanding common stock of the Company. Approval of the proposed Amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the Amendment is approved, it will become effective upon filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.
As of June 30, 2015, we had 16,589,111 issued shares of common stock, and 1,162,430 shares of common stock issuable upon exercise of outstanding stock options, vesting of restricted stock units or otherwise reserved for issuance under our 2004 Stock Incentive Plan and 2014 Stock Incentive Plan. Therefore, as of such date we had only 32,248,459 excess shares of common stock available for issuance.
Purpose
On August 20, 2015, the Board approved pursuing a forward stock split through a stock dividend contingent upon stockholder approval of the Amendment whereby each share of common stock would effectively be split into four shares of common stock (the “Stock Split”). Conditioned on receiving stockholder approval of the Amendment and subject to the Board's further action, the Company plans to issue a dividend of three shares of common stock for every one share issued and outstanding as of a record date to be determined in the future. This Stock Split will significantly increase the number of shares of common stock outstanding and common stock reserved for issuance, thus necessitating an increase in the number of authorized shares under our Certificate of Incorporation.
The Amendment is also intended to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, potential acquisitions, strategic partnerships, equity financings, equity incentives to employees, payments of future stock dividends, additional stock splits and other forms of recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise. Except for the Stock Split, the Company’s equity incentive plans for employees and any equity issuances that may be contemplated in connection with open at-the-market offerings, the Company has no present arrangement, agreement, understanding or plan for the issuance of any additional shares of common stock.
Stock Split
The trading price of our common stock has risen significantly over the past several years. The Board regularly evaluates the effect of the trading price of our common stock on the liquidity and marketability of our common stock and believes the considerable price appreciation has made our common stock less affordable and, therefore, attractive to fewer investors. The Board believes that this considerable price appreciation, and the associated reduction in number of shares of stock covered by equity awards we issue to newly hired and existing employees, has reduced the perceived attractiveness of our employee equity awards. The closing market price of our common stock on August 25, 2015 was $119.71 as reported on NASDAQ. The Board believes that effecting the Stock Split would make our shares more affordable and attractive to a broader group of potential investors, increase liquidity in the trading of our common stock and increase the attractiveness of our employee equity awards. The Board believes it is in our best interests to increase the number of authorized shares of common stock to accommodate the Stock Split.
If the Amendment is approved by the stockholders, it is expected that the Stock Split would become effective at a time to be designated by the Board, subject to the Board's further action to declare a stock dividend. While the Board currently intends to effectuate the Stock Split shortly after the approval of the Amendment, the Board’s decision as to whether and when to effect the Stock Split will be based on a number of factors, including market conditions and existing and expected trading prices for our common stock on NASDAQ. Even if the stockholders approve the Amendment, subject to market conditions, the Company reserves the right to abandon the Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders to effect the Stock Split. If the Board does not approve the Stock Split after approval of the Amendment by stockholders, the Company will abandon and not file the Amendment for additional shares.

Effects of the Stock Split
Following the effective date of the Stock Split, if approved by the Board, each stockholder will own four times the number of shares of common stock that such stockholder held prior to the effective date. However, the Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership of our common stock. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Stock Split. The number of stockholders of record will also not be affected by the Stock Split. The right of holders of our Series A–6% Cumulative Nonparticipating Perpetual Preferred Stock (“Preferred Stock”) to convert such shares into common stock expired on January 1, 2009 and the Stock Split will therefore have no effect on the Preferred Stock.
Effect on the Equity Compensation Plans and Outstanding Equity Awards. The Stock Split will proportionately increase the number of shares of common stock available for issuance under the Company’s equity compensation plans. Under the terms of our outstanding equity awards, the Stock Split will cause a proportionate increase in the number of shares of common stock issuable upon exercise or vesting of such awards and will cause a proportionate decrease in the exercise price of such awards. The aggregate 1,162,430 shares of common stock issuable upon exercise of outstanding stock options, vesting of restricted stock units or otherwise reserved for issuance under our 2004 Stock Incentive Plan and 2014 Stock Incentive Plan will increase proportionally to 4,649,720 shares.
Regulatory Effects. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Stock Split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the Stock Split is implemented, our common stock will continue to trade on the NASDAQ under the symbol “BOFI.”
Accounting Consequences of Stock Split
The par value per share of our common stock will remain unchanged at $0.01 per share after the Stock Split. As a result, on the effective date of the Stock Split, the stated capital on our consolidated balance sheet attributable to common stock will be increased proportionately and the additional paid-in-capital account will be decreased by the amount by which the stated capital is increased. Per share net income or loss will be decreased for current and prior periods because there will be additional shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Stock Split.
Reservation of Right to Abandon Stock Split
We reserve the right to not file the Amendment and to abandon the Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Amendment is approved by our stockholders. By voting in favor of the Amendment, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
Potential Adverse Effects of the Amendment
Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Amendment and the proposed Stock Split.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the amendment to the Company’s Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 150,000,000 SHARES TO ACCOMMODATE A PROPOSED 4-FOR-1 FORWARD STOCK SPLIT.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent accountants for fiscal year 2016. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of BDO. The Audit Committee may, without stockholder approval, reconsider its appointment of BDO.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
INDEPENDENT PUBLIC ACCOUNTANTS
BDO serves as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2015. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of BDO to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2015.
A representative of BDO will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.
The following table contains information regarding the aggregate fees charged to the Company by BDO for audit services rendered in connection with the audited consolidated financial statements and reports for the 2015 fiscal year.

	Fees Charged	Fees Charged
Nature of Services	2015	2014
Audit fees[1]	$434,638	$489,623
Audit-related fees[2]	—	—
Tax fees[3]	—	—
	$434,638	$489,623

[1]
Audit Fees consist of fees billed and unbilled and expenses for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm. Such services include comfort letters, which totaled $105,000 for 2015.

[2]
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NASDAQ. In addition, the Board has determined that Mr. Grinberg is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Auditing Standard No. 16;
3. The Audit Committee has received the written disclosures and the letter from the independent auditor and has discussed with the independent auditor the independent auditor’s independence; and
4. Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Paul J. Grinberg, Chairman
Nicholas A. Mosich
James S. Argalas

ANNUAL REPORT TO STOCKHOLDERS
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2015 will be available concurrently with this Proxy Statement on September 9, 2015 to all stockholders of record as of August 25, 2015 at www.envisionreports.com/BOFI. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2015 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BOFI HOLDING, INC., 4350 LA JOLLA VILLAGE DRIVE, SUITE 140, SAN DIEGO, CA 92122. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2015, are also available at our website, www.bofiholding.com and from the SEC at its website, www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2015 Annual Meeting. However, if the date of our Annual Meeting in 2016 changes by more than 30 days from the date on which our 2015 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.
Our Corporate Secretary must receive timely stockholder proposals or nominations in writing at the executive offices of the Company at 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, Attention: Corporate Secretary.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer
September 4, 2015

APPENDIX A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BOFI HOLDING, INC.
(a Delaware corporation)
Pursuant to the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware, the undersigned does certify as follows:
1. The first paragraph of Article IV of the Certificate of Incorporation of BofI Holding, Inc. is amended and restated in its entirety to read as follows:

“The total number of shares of stock of all classes which the corporation shall have authority to issue is 151,000,000, consisting of 150,000,000 shares of Common Stock having a par value of $0.01 per share, and 1,000,000 shares of Preferred Stock having a par value of $0.01 per share,”
2. The foregoing amendment was duly adopted by the directors of the corporation and by the holders of at least a majority of the outstanding shares of stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, BofI Holding, Inc. has caused this certificate to be signed by its Secretary on this          day of __________, 2015.

A-1

BOFI HOLDING

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 22, 2015

Vote by Internet

- Go to **www.envisionreports.com/BOFI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Gregory Garrabrants	☐	☐
02 - Paul J. Grinberg	☐	☐
03 - Uzair Dada	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 2 4 6 9 7 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

025Q8C

2015 Annual Meeting Admission Ticket

Annual Meeting of Stockholders
BofI Holding, Inc.

Thursday, October 22, 2015, 2:00 p.m. Local Time
Corporate Headquarters
4350 La Jolla Village Drive, Conference Center Suite 250
San Diego, California 92122

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

BOFI HOLDING

Proxy — BofI Holding, Inc.

Notice of 2015 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - October 22, 2015

The undersigned hereby appoints Theodore C. Allrich and Nicholas A. Mosich or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BofI Holding, Inc. (the "Company") to be held October 22, 2015 at 2:00 PM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner you direct. **WHEN NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.** This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

D I R E C T I O N S
BOFI HOLDING, INC.
ANNUAL MEETING OF STOCKHOLDERS
October 22, 2015, 2:00 PM

4350 La Jolla Village Drive
Conference Center – Suite 250
San Diego, California 92122
Please park in the West Parking structure. Your parking tickets will be validated at the Annual Meeting registration table.

Executive Dr
Executive Dr
Executive Dr
Executive Dr
4300
Pacific Western
Genesee Ave
Genesee Ave
Genesee Ave
Genesee Ave
CBRE San Diego Commercial Real Estate
DLA Piper LLP
Parking
Specialty's Cafe and Bakery
La Jolla Office
Harry's Bar and American Grill
Bank of America
Entrance
BOFI CORPORATE HEADQUARTERS
Executive Square
Re/Max United
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
California Bank & Trust
4377
9201

From the South	From the North
Take 805 North
Exit Miramar Road/La Jolla Village Dr.
Go West onto La Jolla Village Dr.
Turn Right onto Genesee Ave
Turn Right onto Executive Square
Follow driveway up and veer left, parking garage entrance on left.

Take 805 South
Exit Miramar Road/La Jolla Village Dr.
Go West onto La Jolla Village Dr.
Turn Right onto Genesee Ave
Turn Right onto Executive Square
Follow driveway up and veer left, parking garage entrance on left.